Exhibit 5.1

March 13, 2020

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

Re: Registration Statement on Form S-1 for AMMO, Inc., a Delaware corporation

Ladies and Gentlemen:

We have acted as counsel to AMMO, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by certain selling stockholders of up to 16,160,527 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of up to 5,919,550 shares of Common Stock (the “Common Shares”), 4,312,060 of shares of Common Stock issuable upon conversion of Convertible Promissory Notes (the “Notes Shares”), and 5,928,917 shares of Common Stock that may be issued from time to time upon exercise of warrants (the “Warrant Shares”).

The offering of the shares of Common Stock will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

As a result of and subject to the foregoing, we are of the following opinion:

Subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Common Shares, when issued will be validly issued, fully paid and non-assessable, and (ii) that the Notes Shares, when issued upon exercise of the convertible promissory notes as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares, when issued upon the exercise of warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP